Exhibit 4.12

LIFE STORAGE LP,

Issuer,

LIFE STORAGE, INC.,

Parent Guarantor,

and

COMPUTERSHARE TRUST COMPANY, N.A.,

Trustee

Sixth Supplemental Indenture

Dated as of [__], 2023

To

Indenture

Dated as of June 20, 2016

SIXTH SUPPLEMENTAL INDENTURE, dated as of [__], 2023 (the “Sixth Supplemental Indenture”), among LIFE STORAGE LP (the “Issuer”), a limited partnership formed under the laws of Delaware, LIFE STORAGE, INC. (the “Parent Guarantor”), a corporation formed under the laws of Maryland and the sole owner of Life Storage Holdings, Inc., the general partner of the Issuer and a limited partner of the Issuer, and COMPUTERSHARE TRUST COMPANY, N.A. (as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION), as Trustee (the “Trustee”).

RECITALS OF THE ISSUER AND THE PARENT GUARANTOR

WHEREAS, the Issuer (f/k/a Sovran Acquisition Limited Partnership), the Parent Guarantor (f/k/a Sovran Self Storage, Inc.) and the Trustee are parties to an Indenture, dated as of June 20, 2016 (the “Base Indenture”), as amended and supplemented by (i) the First Supplemental Indenture, dated as of June 20, 2016 (the “First Supplemental Indenture”), (ii) the Second Supplemental Indenture, dated as of December 7, 2017 (the “Second Supplemental Indenture”), (iii) the Third Supplemental Indenture, dated as of June 3, 2019 (the “Third Supplemental Indenture”), (iv) the Fourth Supplemental Indenture, dated as of September 23, 2020 (the “Fourth Supplemental Indenture”) and (v) the Fifth Supplemental Indenture, dated as of October 7, 2021 (the “Fifth Supplemental Indenture” and, the Base Indenture as so amended and supplemented by such supplemental indentures, the “Indenture”), providing for the issuance by the Issuer from time to time of its senior unsecured debt securities (the “Securities”);

WHEREAS, the Issuer and the Parent Guarantor have entered into a merger agreement with Extra Space Storage Inc., a Maryland corporation (“Extra Space”), Extra Space Storage LP, a Delaware limited partnership (“Extra Space OP”), Eros Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Extra Space (“Extra Space Merger Sub”) and Eros OP Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Extra Space OP (“Extra Space OP Merger Sub”), pursuant to which, subject to the terms and conditions in the merger agreement, (i) Extra Space Merger Sub will merge with and into the Parent Guarantor with the Parent Guarantor continuing as the surviving entity and a wholly owned subsidiary of Extra Space (the “parent merger”) and (ii) Extra Space OP Merger Sub will merge with and into the Issuer, with the Issuer surviving the merger and becoming a wholly owned indirect subsidiary of Extra Space OP (the “partnership merger” and, together with the parent merger, the “Mergers”);

WHEREAS, Extra Space OP has offered the Holders of the Issuer’s Outstanding 3.500% Senior Notes due 2026 (the “2026 Notes”), 3.875% Senior Notes due 2027 (the “2027 Notes”), 4.000% Senior Notes due 2029 (the “2029 Notes”), 2.200% Senior Notes due 2030 (the “2030 Notes”) and 2.400% Senior Notes due 2031 (the “2031 Notes” and, collectively with the 2026 Notes, the 2027 Notes, the 2029 Notes and the 2030 Notes, the “Notes”) to exchange (the “Exchange Offers”) any and all of the Notes for corresponding series of notes issued by Extra Space OP on the terms and subject to the conditions set forth in the prospectus relating to the Exchange Offers and related solicitations of consent, including the consummation of the Mergers, dated June [__], 2023 (the “Prospectus”), forming a part of the Registration Statement on Form S-4, filed by Extra Space and Extra Space OP with the Securities and Exchange Commission (the “SEC”) on June [__], 2023 and declared effective by the SEC on [__], 2023;

WHEREAS, Section 902 of the Base Indenture provides that, with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Securities of each series, voting as separate classes (the “Requisite Consents”), the Issuer and the Parent Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, subject to certain enumerated exceptions set forth therein which require the consent of the Holder of each Outstanding Security affected thereby (which such exceptions do not apply with respect to the Proposed Amendments (as defined below));

WHEREAS, in connection with the Exchange Offers, Extra Space OP has solicited, and has received, upon the terms and subject to the conditions set forth in the Prospectus, consents from Holders of more than 50% in aggregate principal amount of the Outstanding Securities of each series (the “Consenting Holders”) to certain amendments (the “Proposed Amendments”) to the Indenture as described in the Prospectus and set forth in Article One of this Sixth Supplemental Indenture;

WHEREAS, Extra Space OP has received and caused to be delivered to the Trustee evidence of the consents from the Consenting Holders to effect the Proposed Amendments to the Indenture;

WHEREAS, all requirements necessary to make this Sixth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this Sixth Supplemental Indenture have been duly authorized by a Board Resolution and, pursuant to Section 902 of the Base Indenture, the Issuer, the Parent Guarantor and the Trustee are authorized to execute and deliver this Sixth Supplemental Indenture; and

WHEREAS, the Issuer, the Parent Guarantor and the Trustee deem it advisable to enter into this Sixth Supplemental Indenture for the purposes of providing for the rights, obligations and duties of the Issuer, the Parent Guarantor and the Trustee with respect to the Notes and to set forth certain specific provisions with respect thereto.

NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, the Issuer, the Parent Guarantor and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

Article One.

Amendments

From and after the Effective Date (as defined below), the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture are hereby amended as follows:

Section 1.01. Covenants and Other Provisions in Base Indenture. With respect to the Notes, all of the sections or provisions listed below under the Base Indenture are deleted in their entirety and replaced, respectively, with the following:

(a) Section 501(4) [Intentionally Omitted].

(b) Section 501(5) [Intentionally Omitted].

(c) Section 704 [Intentionally Omitted].

(d) Section 801 [Intentionally Omitted].

(e) Section 802 [Intentionally Omitted].

(f) Section 803 [Intentionally Omitted].

(g) Section 804 [Intentionally Omitted].

(h) Section 1005 [Intentionally Omitted].

(i) Section 1006 [Intentionally Omitted].

(j) Section 1007 [Intentionally Omitted].

(k) Section 1011 [Intentionally Omitted].

Section 1.02. Covenants in First Supplemental Indenture. Solely with respect to the 2026 Notes, all of the sections or provisions listed below under the First Supplemental Indenture relating to the 2026 Notes are deleted in their entirety and replaced, respectively, with the following:

(a) Section 3.1 [Intentionally Omitted].

(b) Section 3.2 [Intentionally Omitted].

(c) Section 3.3 [Intentionally Omitted].

(d) Section 3.4 [Intentionally Omitted].

Section 1.03. Covenants in Second Supplemental Indenture. Solely with respect to the 2027 Notes, all of the sections or provisions listed below under the Second Supplemental Indenture relating to the 2027 Notes are deleted in their entirety and replaced, respectively, with the following:

(a) Section 3.1 [Intentionally Omitted].

(b) Section 3.2 [Intentionally Omitted].

(c) Section 3.3 [Intentionally Omitted].

(d) Section 3.4 [Intentionally Omitted].

Section 1.04. Covenants in Third Supplemental Indenture. Solely with respect to the 2029 Notes, all of the sections or provisions listed below under the Third Supplemental Indenture relating to the 2029 Notes are deleted in their entirety and replaced, respectively, with the following:

(a) Section 3.1 [Intentionally Omitted].

(b) Section 3.2 [Intentionally Omitted].

(c) Section 3.3 [Intentionally Omitted].

(d) Section 3.4 [Intentionally Omitted].

Section 1.05. Covenants in Fourth Supplemental Indenture. Solely with respect to the 2030 Notes, all of the sections or provisions listed below under the Fourth Supplemental Indenture relating to the 2030 Notes are deleted in their entirety and replaced, respectively, with the following:

(a) Section 3.1 [Intentionally Omitted].

(b) Section 3.2 [Intentionally Omitted].

(c) Section 3.3 [Intentionally Omitted].

(d) Section 3.4 [Intentionally Omitted].

Section 1.06. Covenants in Fifth Supplemental Indenture. Solely with respect to the 2031 Notes, all of the sections or provisions listed below under the Fifth Supplemental Indenture relating to the 2031 Notes are deleted in their entirety and replaced, respectively, with the following:

(a) Section 3.1 [Intentionally Omitted].

(b) Section 3.2 [Intentionally Omitted].

(c) Section 3.3 [Intentionally Omitted].

(d) Section 3.4 [Intentionally Omitted].

Section 1.07. Effects of Sections 1.01 through 1.06. In accordance with Section 902 of the Base Indenture, the Consenting Holders, by delivery of their consents, permit and approve any and all conforming changes, including conforming amendments, to the Notes and any related documents that may be required by, or as a result of, this Sixth Supplemental Indenture. Each Note, with effect on and from the date hereof, shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Note consistent with the terms of the Indenture, as amended by this Sixth Supplemental Indenture. Any and all references to any Articles and Sections of the Indenture that are deleted by any Article or Section of this Sixth Supplemental Indenture, and any and all obligations related solely to such deleted Articles or Sections throughout the Indenture, with respect to the applicable series of Notes, are of no further force or effect. Any and all terms defined in the Indenture or the Notes that are (i) used in any Articles or Sections of the Indenture or the Notes deleted by any Article or Section of this Sixth Supplemental Indenture and (ii) not otherwise used in any other Article or Section of the Indenture or the Notes not affected by this Sixth Supplemental Indenture are hereby deleted.

Article Two.

Effectiveness

Section 2.01. Requisite Consents having been received and accepted, this Sixth Supplemental Indenture shall become a binding agreement between the parties hereto when executed by the parties hereto. Notwithstanding the foregoing, the Proposed Amendments to the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and each Note set forth herein shall become effective only on and as of the date on which each of the following has been satisfied (the “Effective Date”): (a) Extra Space OP shall have paid to all Consenting Holders of the Notes the Total Consideration or the Exchange Consideration, as applicable and as each is defined in the Prospectus, upon the terms and subject to the conditions in the Prospectus, (b) Extra Space OP shall have notified the Trustee that the Notes that were validly tendered (and not validly withdrawn) have been accepted for exchange by Extra Space OP in accordance with the terms of the Prospectus, and (c) the Mergers shall have been consummated.

Article Three.

Miscellaneous

Section 3.01. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Each and every term and condition contained in the Indenture shall apply to this Sixth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Sixth Supplemental Indenture. As supplemented by this Sixth Supplemental Indenture, the Indenture shall be read, taken and construed as one and the same instrument; provided, however, that the rights, duties and obligations of the Trustee in this Sixth Supplemental Indenture shall be limited to those matters expressly relating to the Notes. The permissive rights of the Trustee to take any action under this Sixth Supplemental Indenture or the Indenture shall not be construed as duties.

Section 3.02. Nothing contained in this Sixth Supplemental Indenture shall be construed to confer upon any person other than a Holder of the Notes, the Issuer and the Trustee any right or interest to avail itself, himself or herself, as the case may be, of any benefit under any provision of the Indenture or this Sixth Supplemental Indenture.

Section 3.03. All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as set forth in the Indenture.

Section 3.04. This Sixth Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 3.05. This Sixth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.06. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Sixth Supplemental Indenture or in any other certificate, agreement or document related to this Sixth Supplemental

Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 3.07. The provisions of this Sixth Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that may be issued by the Issuer under the Indenture.

Section 3.08. In case any one or more of the provisions contained in this Sixth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Sixth Supplemental Indenture or of the Notes, but this Sixth Supplemental Indenture and the Notes shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

Section 3.09. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

LIFE STORAGE LP, as Issuer
By: LIFE STORAGE HOLDINGS, INC., as general partner

By:
Name:
Title:

LIFE STORAGE, INC., as Parent Guarantor

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[Signature Page to the Sixth Supplemental Indenture]